UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered
instrumentality of
the United States                                0-17440                52-1578738
(State or other jurisdiction of                        (Commission             (I.R.S. Employer
incorporation or organization)                           File Number)             Identification No.)

 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.                                    20036
    (Address of principal executive offices)                                           (Zip Code)

Registrant’s telephone number, including area code: (202) 872-7700

  No change
(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2006, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) entered into an amendment to the Long Term Standby Commitment to Purchase agreement between Farmer Mac and Farm Credit Bank of Texas. Consistent with Farmer Mac’s current pricing policies, the amendment revised the method for determining Farmer Mac’s standby purchase commitment fee to provide for more granularity in pricing based on the risk rating of each loan in the standby commitment portfolio. The amendment also extended the time for Farm Credit Bank of Texas to add loans to its standby commitment portfolio to December 31, 2009. Farm Credit Bank of Texas owns 38,503 shares (approximately 7.7 percent) of Farmer Mac’s Class B Voting Common Stock. The chairman of the board of directors of Farm Credit Bank of Texas, Ralph W. “Buddy” Cortese, is also a member of the board of directors of Farmer Mac. The amendment was entered into at an arms length basis in the ordinary course of business, with terms and conditions comparable to those applicable to entities unaffiliated with Farmer Mac.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Jerome G. Oslick
    Name: Jerome G. Oslick
    Title:  Vice President - General Counsel

Dated: December 14, 2006